Exhibit 21.1

TERRA INDUSTRIES INC.

MAJORITY AND PARTIALLY OWNED SUBSIDIARIES

March 1, 2005

Name of Company	Percentage Held by TRA	Percentage Held by Sub	Jurisdiction
I. Inspiration Coal Inc.	100		Delaware

II. Inspiration Consolidated Copper Company	100		Maine
which owns
A. Inspiration Development Company		100	Delaware

III. Inspiration Gold Incorporated	100		Delaware

IV. Terra Capital Holdings, Inc.	100		Delaware
which owns
A. Terra Capital, Inc.		100	Delaware
which owns
1. Terra Methanol Corporation		100	Delaware
2. Terra International, Inc.		100	Delaware
which owns
a. Terra International (Oklahoma) Inc.		100	Delaware
b. Terra Real Estate Corporation		100	Iowa
c. Terra Real Estate Development Corporation		100	Iowa
d. Terra Express, Inc.		100	Delaware
e. Terra International (Canada) Inc.		100	Ontario, Canada
which owns
1. Terra Nitrogen (U.K.) Limited		100	England
f. Port Neal Corporation		100	Delaware

3. BMC Holdings, Inc.		100	Delaware
which owns
a. Beaumont Holdings Corporation		100	Delaware
which owns
1. Terra (U.K.) Holdings Inc.[1]		73	Delaware
which owns
a. Beaumont Ammonia Inc.		100	Delaware

1	Terra Methanol Corporation owns 27% of Terra (U.K.) Holdings, Inc.

TERRA INDUSTRIES INC.

MAJORITY AND PARTIALLY OWNED SUBSIDIARIES

March 1, 2005

Name of Company	Percentage Held by TRA	Percentage Held by Sub	Jurisdiction
4. Terra Nitrogen Corporation		100	Delaware
which owns
a. Terra Nitrogen Company, L.P.[2]		75	Delaware
which owns
1. Terra Nitrogen, Limited Partnership[3]		100	Delaware
a. Oklahoma Co2 Partnership		50	Oklahoma

5. Terra Mississippi Holdings Corp.		100	Mississippi
which owns
a. Terra Mississippi Nitrogen, Inc.		100	Delaware
b. Terra Houston Ammonia, Inc.		100	Delaware
which owns
1. Houston Ammonia Terminal[4]		50	Delaware
c. Koch Terra LLC[5]		50	Delaware
d. Terra V.I. Holdings Inc.		100	British Virgin Islands
which owns
1. Terra (Barbados) SRL		100	Barbados
which owns
a. Terra Trinidad Limited		100	Trinidad
which owns
1. Point Lisas Nitrogen, Ltd.[6]		50	Trinidad and Tobago

2	Terra Nitrogen Corporation’s interest includes 1.0101% as General Partner and some of TNCLP is owned directly by Terra Capital, Inc.
3	Terra Nitrogen Corporation is 1% General Partner
4	Terra Mississippi Nitrogen, Inc. owns 49.5% and PCS owns .05% of Houston Ammonia Terminal
5	Koch Nitrogen Company owns the other 50% of Koch Terra LLC
6	KNC Trinidad Limited owns the other 50% of Point Lisas Nitrogen, Ltd.